EXHIBIT 1.2

                        ESCROW AGREEMENT

                              with

                        mrcdrom.com, inc.

THE UNDERSIGNED, in order to designate THE OAKS BANK & TRUST COMPANY of 4849 Greenville Ave., Dallas, Texas 75206, ("Escrow Agent"), as the Escrow Agent of the undersigned for the purposes and upon the terms and conditions herein set forth ("Escrow Agreement"), does hereby enter into this Escrow Agreement with THE OAKS BANK & TRUST COMPANY on the __ day of _____, 1997.

1. THE OAKS BANK & TRUST COMPANY hereby is appointed depository for the undersigned with respect to the subject matter of this agreement. Escrow Agent is not required to post bond for any activity of Escrow Agent described in this Escrow Agreement.

2. This Escrow Agreement is being executed in connection with that certain offer for sale to subscribers ("Subscribers") of mrcdrom.com, inc. common stock pursuant to a prospectus dated _______. Pursuant to the offer, and concurrently with the execution and delivery hereof, undersigned have agreed to deposit with Escrow Agent, as custodian and depository all moneys until the minimum offering amount is satisfied collected pursuant to this offer from Investors, and direct that same be held and disposed of by Escrow Agent as herein provided.

3. Escrow Agent is directed and authorized to hold the deposited funds in its safekeeping and as a permanent investment pursuant to Texas Property Code, Sec.113.057 (a) without security therefore, in a special checking account in The Oaks Bank & Trust Company, designated mrcdrom.com, inc. Escrow Account. The undersigned hereby directs the Escrow Agent to immediately distribute the deposited funds thereon to mrcdrom.com pursuant to the following escrow requirements:
a)     All   funds   received   from   Investors   will   be   deposited   into
       Escrow Account at The Oaks Bank & Trust Company.
b) Escrow Agent will promptly return to each investor their portion of the escrowed funds, without interest, if:

      A)     The   Investor   is  subsequently  rejected  by   mrcdrom.com,   in
      whole   or  in  part,  as  set  forth  in  the  mrcdrom.com  Prospectus,
      mrcdrom.com  will  immediately  notify  Escrow  Agent  in   writing   of
      any   rejected  Investor.   Escrow  Agent  will  then,  upon  collection
      of Investor's moneys, refund the rejected amount to Investor.
      B)     In   the   event  the  Escrow  Agent  fails  to  receive  aggregate
      escrowed   funds   in   the   amount  of  Two-Hundred   Fifty   Thousand
      Dollars   ($250,000)   on   or   before  _______________   ("Termination
      Date"),  unless  the  offering  is  extended  by  mrcdrom.com,  inc.  at
      its   sole   option,  until  ________________,  and  mrcdrom.com,   inc.
      will promptly notify Escrow Agent in writing of any extension of the offering.
c)     Escrow   Agent   will   promptly   deliver   the   escrowed   funds   to
mrcdrom.com without interest if:

      A)    The  escrowed  funds  are  in  the  aggregate  amount  of  not  less
      than   Two-Hundred   Fifty   Thousand   Dollars   ($250,000)   ("Minimum
      Subscription")   on  or  before  Termination  Date  or   any   extension
      thereof.
      B)      In   the   case   of   a   distribution   under   the   proceeding
      subparagraph   c)A)   above,  mrcdrom.com  may   continue   to   deposit
      checks   made   payable  to  mrcdrom.com  Escrow  Account  into   Escrow
      Account  and  Escrow  Agent  will cause the  Escrow  Account  to  remain open  for  a  period  not  to exceed twenty-one  days  after  escrow  is
      broken,  for  such  purpose.   During said  twenty-one  day  period  all
      such   deposits  shall  be  considered  funds  of  mrcdrom.com  received
      by   Escrow   Agent  for  collection  and  upon  receipt  of   collected
      funds   on   each   such   deposit   mrcdrom.com   may   withdraw   such
      collected funds at will.

ESCROW AGENT SHALL BE PROTECTED IN RELYING ON THE SOLE WRITTEN ASSERTIONS OF mrcdrom.com, inc. FOR EACH OF THE ITEMS IN THIS PARAGRAPH 3.

4. Escrow Agent is not a party to, nor is it bound by nor need it give consideration to the terms or provisions of any other agreement or undertaking between the undersigned or between any of the undersigned and other persons, or any agreement or undertaking which may be evidenced by or disclosed by any items included among the deposited funds, and Escrow Agent assents to and is to give consideration only to the terms and provisions of this Escrow Agreement. Unless it is specifically provided otherwise herein, Escrow Agent has no duty to determine or inquire into the happening or occurrence of any event or contingency or the performance or failure of performance of any of the undersigned with respect to arrangements or contracts with each other or with others, and the Escrow Agent's sole duty hereunder is to hold the deposited funds and to dispose of and deliver the same in accordance with instructions given to it in the form and tenor provided in this Escrow Agreement.
mrcdrom.com represents and warrants that each Investor has been advised of this Escrow Agreement and its availability.

5. Escrow Agent shall not be responsible or liable to any person in any manner whatever for the sufficiency, correctness, genuiness, effectiveness or validity of any of the deposited funds or for the form or execution thereof, or for the identity or authority of any person executing or depositing it. If any of the undersigned are acting as agent for others, all of the undersigned represent and warrant that such agent is authorized to make and enter into this Escrow Agreement. This Escrow Agreement is a personal one between the undersigned and the Escrow Agent only, and in connection therewith Escrow Agent is authorized by each of the undersigned to rely upon the representa tions, both actual and implied, of the undersigned and all other persons connected with this Escrow Agreement and the deposited funds, as to marital
status, authority  to  execute  and  deliver  this   Escrow   Agreement,
notifications, receipts, or instructions hereunder, and relationships among persons,including persons authorized to receive delivery hereunder, and Escrow Agent shall not be liable to any person in any manner for such reliance. The duty of Escrow Agent hereunder shall only be to the undersigned, their successors, and assigns and to no other person or persons whomsoever.

6. Escrow Agent may act upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other instrument or document, from mrcdrom.com and Escrow Agent may consider such to be genuine and to be what it purports to be. Escrow Agent shall be liable as a depository only and shall not be responsible for the sufficiency or accuracy of the form, execution or validity of documents deposited hereunder, or any description of funds or other thing therein, nor shall it be liable in any respect on account of the identity, authority, or rights of the persons executing or delivering or purporting to execute or deliver any such document or paper. The undersigned parties, jointly and severally, agree to indemnify and hold harmless Escrow Agent from and against any and all liabilities, including attorney's fees, incurred in connection with this Escrow Agreement.

7. Whenever under the terms of this Escrow Agreement the performance date of any provision hereof shall fall on a holiday of the Escrow Agent, the performance thereof on the next succeeding business day of Escrow Agent shall be deemed to be in full compliance. Whenever Escrow Agent is required by the terms hereof to take action upon the occurrence of any event or contingency, the time prescribed for such actions shall in all cases be a reasonable time after ritten notice to the Escrow Agent of the happenings of such event or contingency provided, however, that this provision shall not be deemed to limit or reduce the time allowed Escrow Agent for action as provided in Paragraph 12 of this Agreement.

8. Anything in this Escrow Agreement to the contrary notwithstanding, Escrow Agent shall not be liable to any person for anything which it may do or refrain from doing in connection with this Escrow Agreement, unless Escrow Agent is guilty of gross negligence or willful misconduct.

9. In case of any notice of dispute or disagreement between the parties, or among them or any other person resulting in adverse claims and demands being made in connection with, or for, any Escrow Account funds or other funds held pursuant to the terms of this Escrow Agreement:

  a) The   Escrow   Agent   may  refuse  to  comply  with   the   claims   or
  demands   as  long  as  such  disagreement  continues  and  in  so   refusing
  the   Escrow   Agent   will   make  no  delivery  or   disposition   of   the
  Escrow   Account  funds  and  the  Escrow  Agent  shall  not  be  liable   or
  become  liable  in  any  way  to  any  person  for  its  failure  or  refusal
  to   comply  with  such  conflicting  or  adverse  demands;  and   it   shall
  be   entitled  to  continue  to  refrain  from  acting  and  refuse  to   act
  until   it   receives   authorization  executed  by  all   parties   to   the
  disagreement;   or   a   certified   or  file-stamped   copy   of   a   court
  order   resolving   the   disagreement;  or  a  certified   or   file-stamped
  copy   of   a   court  order  resolving  the  disagreement  or  directing   a
  distribution   of   all  or  any  portion  of  the  Escrow   Account   funds.
  Upon   receipt  of  any  such  document  the  Escrow  Agent  shall   promptly
  act   according   to  the  terms  thereby  being  relieved   of   any   duty,
  responsibility   or   liability  arising  from   the   adverse   claims   and
  demands or from the terms of this Escrow Agreement.
  b)    The   Escrow  Agent  shall  have  at  its  option,  at  any  time,   the
  rights   to   file   an   action   or  bill  in  interpleader,   or   similar
  action   for  such  purpose,  in  a  court  of  competent  jurisdiction   and
  pay   the   Escrow   Account  funds  and  any  income   earned   or   accrued
  thereon   into   said   court.    In   such   event,   the   Escrow   Agent's
  duties,    responsibilities   and   liabilities   with   respect    to    the
  Escrow   Account   fund,  proceeds  therefrom  and  this   Escrow   Agreement
  shall   terminate,   provided  however,  that   all   costs   and   expenses,
  including   attorney's  fees,  which  the  Escrow   Agent   incurs   in   any
  such    action    shall   be   the   responsibility   of    and    paid    by
  mrcdrom.com.

10. The death, disability, bankruptcy, insolvency or absence of any of the undersigned shall not affect or prevent performance or exercise by Escrow Agent of its obligations and rights hereunder.

11. Escrow Agent may from time to time advise with legal counsel of its own choosing in the event of any disagreement, controversy, question or doubt as to the construction of any of the provisions hereof or its duties and Escrow Agent will be protected in acting in good faith in accordance with the opinion of such counsel.

12.Escrow Agent will receive from mrcdrom.com prior to distribution of the deposited funds and prior to termination of this Escrow Agreement, fees and charges for services of Escrow Agent hereunder which are agreed to be $1,250 and additional amounts sufficient to reasonably compensate Escrow Agent for any additional services, fees or charges imposed upon Escrow Agent as a result of additional responsibilities in connection with or arising on account of the deposits into the Escrow Account, the holding and disposition thereof pursuant to this Escrow Agreement, or as a result of litigation or threat of litigation. mrcdrom.com agrees to reimburse Escrow Agent for reasonable attorney's fees, disbursement expenses,costs, charges and damages, if any, suffered or incurred by Escrow Agent in the performance of the duties and responsibilities of Escrow Agent pursuant to this Escrow Agreement.

13.The full amount of the deposited funds, less any fees and costs as herein described, shall be paid to mrcdrom.com by the Escrow Agent pursuant to this Escrow Agreement. If additional moneys are added to the Escrow Account after the escrow is broken, Escrow Agent shall not be required to disburse such funds except pursuant to the provisions of this Escrow Agreement. Notwithstanding anything to the contrary contained herein, Escrow Agent is under no duty or responsibility to enforce collection of any checks delivered to Escrow Agent hereunder.

14. During the term of the escrow, the deposited Escrow Account funds hereunder shall, by order of mrcdrom.com, be deposited in a non-interest bearing account with the Oaks Bank and Trust Company pursuant to paragraph 3 above.

15. Escrow Agent reserves the right to resign hereunder, upon ten (10) days prior written notice to mrcdrom.com. On and after the date of the written notice of resignation, Escrow Agent is not required to accept any additional deposits from Investors or anyone else for the Escrow Account. In the event of said resignation, and prior to the effective date thereof, mrcdrom.com, by written notice to Escrow Agent, shall designate a successor escrow agent. If mrcdrom.com fails to designate such a successor escrow agent within such time period, the Escrow Agent may deliver any undisbursed funds into the registry of any court having jurisdiction at the expense of mrcdrom.com.

16. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas and the laws of the United States applicable to transactions in Texas.

17. THE OAKS BANK & TRUST COMPANY HAS NOT PARTICIPATED IN THE PLANNING OR STRUCTURING OF THIS TRANSACTION AND ASSUMES NO RESPONSBILITY FOR ADVERSE TAX OR OTHER LEGAL CONSEQUENCES AFFECTING THE UNDERSIGNED, AN INVESTOR OR ANY OTHER PERSON WHATSOEVER, EACH OR WHOM IS URGED TO DIRECT ALL SUCH QUESTIONS TO COMPETENT LEGAL COUNSEL OF ANY SUCH PERSON'S CHOICE.

18. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute and be one and the same instrument.


mrcdrom.com, inc.


By:_________________________________

Its:_________________________________


THE OAKS BANK & TRUST COMPANY of Dallas, Texas agrees to accept funds as Escrow Agent subject to the terms and conditions of this Escrow Agreement, this
 _____  day of ____________________, 1997.

THE OAKS BANK & TRUST COMPANY


By:_________________________________

Its:_________________________________

                        EXHIBIT 3.0

                      ARTICLES OF AMENDMENT for mrcdrom.com, inc.

     The Undersigned, a duly elected officer of mrcdrom.com, inc.
(the "Company") hereby affirms the following are true and the requirements of the laws of the State of Delaware have been satisfied as follows:
1. The sole shareholder, owning 100% of the outstanding shares has approved the below listed amendment as of April 15,
                              1997.

2. The board of directors of the Company has approved the below listed amendment as of April 5, 1997.

3.   An Article Twelfth  shall be added as follows:

          TWELFTH:   The  Corporation specifically  opts
out  of
          Section 203
                     of the Delaware Corporations Code.

     This  amendment  shall  be immediately  effective  upon

the filing with the Delaware Secretary of State.

Signed August 14, 1997

















________________________
                                                Robert Gregory,
President
                             BYLAWS
                               OF
                       MRCDROM.COM, INC..
                  (a Delaware corporation) ____________________
ARTICLE I
STOCKHOLDERS
          1.        CERTIFICATES     REPRESENTING     STOCK.
Certificates
representing stock in the corporation shall be signed by, or in the name of, the corporation by the Chairman or ViceChairman of the Board of Directors, if any, or by the
President  or  a  VicePresident and by the Treasurer  or  an
Assistant  Treasurer   or   the Secretary  or  an  Assistant
Secretary of the corporation.   Any  or all  the  signatures on
any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose
facsimile  signature  has  been   placed   upon   a certificate
shall      have  ceased  to   be   such   officer,
transfer   agent,  or registrar before such  certificate  is
issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.
       Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of  stock, and whenever the corporation shall  issue
any   shares  of  its  stock   as  partly  paid  stock,  the
certificates  representing shares of  any   such   class  or
series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law.
Any  restrictions  on  the   transfer                  or
registration  or  transfer of any shares  of  stock  of  any
class   or  series    shall   be   noted  conspicuously   on
the   certificate representing such shares.
       The  corporation  may  issue a  new  certificate   of
stock  uncertificated  shares  in place of any   certificate
theretofore  issued   by  it, alleged  to  have  been  lost,
stolen,  or   destroyed, and  the  Board  of  Directors  may
require  the  owner  of   the  lost,  stolen,  or  destroyed
certificate, or his legal representative, to give
the  corporation  a
bond  sufficient  to  indemnify   the
corporation   against any claim that may be   made   against
it   on  account  of  the alleged loss, theft or destruction
of   any   such certificate  or  the  issuance of any   such new
certificate  or uncertificated shares.
        2.     UNCERTIFICATED  SHARES.    Subject   to   any
conditions imposed by the General Corporation Law, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series
of      the  stock  of    the  corporation   shall       be
uncertificated shares.  Within a  reasonable time after  the issuance  or  transfer  of  any uncertificated  shares,  the corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.
       3.     FRACTIONAL  SHARE INTERESTS.  The  corporation
may,  but shall  not  be required to, issue fractions  of  a
share.   If  the corporation  does not issue fractions of  a
share,  it  shall  (1)
arrange   for  the  disposition of fractional interests   by
those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue
scrip    or    warrants   in  registered     form    (either
represented  by  a                               certificate   or
uncertificated)    or  bearer  form  (represented    by    a
certificate)  which  shall entitle the holder to  receive  a full  share  upon  the surrender of such scrip  or  warrants
aggregating  a  full share.   A certificate         for    a
fractional  share  or  an   uncertificated
fractional   share shall, but scrip or warrants  shall   not
unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the
event of    liquidation. The  Board of Directors may cause
scrip  or warrants to be  issued subject  to  the conditions that
they  shall  become   void    if   not  exchanged   for
certificates    representing    the    full    shares     or
uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip
or    warrants   are  exchangeable   may   be  sold  by  the
corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.
        4.     STOCK   TRANSFERS.    Upon  compliance   with
provisions  restricting  the  transfer  or  registration  of
transfer   of  shares  of  stock,   if  any,  transfers   or
registration  of  transfers  of shares of   stock   of   the
corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of
shares        represented
by  certificates,  on  surrender   of            the
certificate   or   certificates for such  shares  of   stock
properly endorsed and the payment of all taxes due thereon.
      5. RECORD DATE FOR STOCKHOLDERS. In order that the corporation may determine the stockholders entitled to notice
of or  vote  at  any  meeting  of stockholders    or
any   adjournment thereof,  the  Board  of Directors may fix a
record   date,  which record  date shall not precede  the date
upon  which the resolution fixing the record  date  is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such
meeting.  If no record date is  fixed  by the   Board     of
Directors, the record date for  determining
a  stockholders   entitled to notice of or  to  vote  at   a
meeting   of stockholders  shall be at the close of business
on the day next preceding then which notice is given, or, if notice is waived, at the close of business on the day next
preceding the  day  on which the meeting is  held.   A
determination of record entitled to notice of or to vote at a meeting stockholders shall apply to any adjournment of the
meeting,  provided,  however, that the Board   of  Directors may
fix  a new record date for the adjourned  meeting.  In order
that    the   corporation   may   determine      the
stockholders  entitled  to  consent to corporate  action  in
writing   without  a meeting,  the  Board  of Directors  may
fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more
than ten days after the  date  upon which        the
resolution fixing the record date is adopted  by  the  Board of
Directors.
If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting,  when no  prior action  by  the  Board of Directors is
required  by  the  General Corporation  Law,  shall       be
the first date on which a signed written consent setting forth the action taken or proposed to be taken  is  delivered  to  the  corporation  by  delivery  to its
registered   office  in  the  State  of  Delaware,  its
principal  place of  business,  or  an officer or  agent  of the
corporation  having custody  of  the  book        in   which
proceedings  of  meetings                                     of
stockholders    are   recorded.   Delivery   made   to   the
corporation's  registered  office shall be  by  hand  or  by
certified or registered mail, return receipt requested.   If
no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law, the  record date
for  determining
stockholders  entitled  to  consent                           to
corporate  action in writing without a meeting shall  be  at the
close  of  business  on the day on which the Board        of
Directors adopts  the  resolution taking such prior  action. In
order     that  the   corporation   may   determine      the
stockholders   entitled   to  receive   payment    of    any
dividend  or  other  distribution                             or
allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion,
or  exchange   of stock,  or for the purpose  of  any  other
lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date
for determining stockholders for any such purpose shall  be
at   the   close   of  business on the day  on   which   the
Board  of Directors adopts the resolution relating thereto. 6.
      MEANING  OF  CERTAIN TERMS.  As used  herein  in
respect   of   the   right   to  notice  of  a  meeting   of
stockholders or a waiver thereof or to participate or vote there at or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares"
or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares
of   stock and to a holder or holders    of
record   of outstanding shares of stock when the corporation is
authorized to issue  only  one class of shares of stock, and
said  reference   is  also  intended  to  include  any
outstanding  share or shares of stock and  any   holder   or
holders of record of outstanding  shares  of stock  of   any
class   upon   which  or  upon  whom  the  certificate    of
incorporation  confers such rights where there are  two   or
more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights
notwithstanding that                                          the
certificate of
incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder;
provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.
     7.   STOCKHOLDER MEETINGS.

      - TIME.  The annual meeting shall be held on the date
and at the  time  fixed, from time to time, by the
directors,  provided, that                                    the
first annual
meeting shall be held on  a  date  within
thirteen  months  after the organization of the corporation,
and each    successive annual meeting shall be held on  a date
within
thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

      -  PLACE.   Annual meetings and special meetings
shall  be held                                                at
such place,
within or without the State of Delaware,  as
the  directors  may,  from  time to  time,  fix.    Whenever
the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.

      - CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.
      - NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the
meeting   and  stating  the  place  within  the city  or   other
municipality or community at which the list of stockholders of the corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action could be taken at a special meeting is to be taken at such annual meeting) state the purposes or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General
Corporation  Law. Except as otherwise provided by   the  General
Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date of the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice
signed                               by
him  before  or  after  the  time  stated   therein. Attendance
of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

     - STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city or other municipality or community where the meeting is to  be held,  which  place  shall be specified  in  the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is
present.                     The  stock ledger  shall
be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

       - CONDUCT OF MEETING.  Meeting of the stockholders
shall be
presided  over by one of the following officers in the
order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice President, or, if none of the foregoing is  in  office  and present  and  acting,  by  a
chairman  to  be  chosen   by   the stockholders.   The Secretary
of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.
      -  PROXY REPRESENTATION.    Every stockholder may authorize
another person or persons to act for him by proxy in all matters in which a stockholder is entitle to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorneyin-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer
period.   A duly executed proxy shall be irrevocable if it states
that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an
irrevocable  power.   A proxy  may  be  made  irrevocable power.
A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.
       -  INSPECTORS.    The directors, in advance of any
meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not,
appoint one or more inspectors.                                In
case  any  person who may be appointed as an inspector
fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote
on  the  election  of  directors.   Any  other  action shall  be
authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

       8.    STOCKHOLDER  ACTION  WITHOUT  MEETINGS.   Any
action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by
less than   unanimous  written  consent  shall  be  given
to   those stockholders  who  have not consented in writing.
Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

                           ARTICLE II

                            DIRECTORS

      1. FUNCTIONS AND DEFINITION. The business and affairs of the corporation shall be managed by or under the directions of
the  Board  of  Directors  of  the  corporation.   The
Board  of Directors shall have the authority to fix the
compensation of the members  thereof.   The  use of the phrase
"whole board" herein refers to the total number of directors which the corporation would have if there were no vacancies.
      2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consists of one person. Thereafter, the number of directors constituting the whole board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed,
the  number  shall  be  one.   The number  of directors  may  be
increased  or decreased by action of the stockholders or  of  the directors.
      3.    ELECTION  AND  TERM.  The first Board  of Directors,
unless  the  members  thereof  shall  have  been named      in
the
certificate   of   incorporation,  shall  be   elected   by   the
incorporator  or  incorporators and shall hold office  until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected. Except as the General Corporation Law may otherwise require,  in the
interim     to fill           vacancies   and    newly
created
directorships,shall hold office until the next annual
meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.
In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the
removal of directors for cause          or  without cause,  may
be filled by the vote of a
majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

     4.   MEETINGS.

      -  TIME.   Meetings shall be held at such time as the Board
shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

        -  PLACE.   Meetings shall be held at such place
within or without the State of Delaware as shall be fixed by the Board.

         - CALL.   No call shall be required for regular
meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.
     - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors
thereat.   Notice need not be given to any director  or  to  any
member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.
      - QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least onethird of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.
      Any member or members of the Board of Director or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.
           - CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.
      5.    REMOVAL  OF  DIRECTORS.  Except as may
otherwise  be
provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

        6.   COMMITTEES.   The Board of Directors may, by
resolution
passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member of members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any
such absent or disqualified member.   Any  such committee, to the
extent provided in the resolution of the Board shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it.
     7.   WRITTEN ACTION.  Any action required or permitted
to be
taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of
the Board             or  committee,  as
the case may be, consent  thereto  in
writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                           ARTICLE III

                            OFFICERS

           The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of
the Board,  an  Executive  VicePresident,  one  or  more
other  VicePresidents,  one  or  more
Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of
the Board of Directors  choosing  them
shall  designate. Except   as           may
otherwise be provided in the resolution of the Board of Directors choosing him, no officer other than the Chairman or Vice-Chairman of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

      Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified.

        All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the  resolutions  of  the Board
of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be
inconsistent therewith.   The  Secretary  of an Assistant
Secretary of the corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to him. Any officer may be removed, with or without cause, by the
Board of  Directors.   Any vacancy in any office may be filled
by  the Board of Directors.
                           ARTICLE IV
                         CORPORATE SEAL
        The  corporate seal shall be in such form as the
Board  of Directors shall prescribe.
                            ARTICLE V

                           FISCAL YEAR

     The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.
                           ARTICLE VI
                       CONTROL OVER BYLAWS


       Subject   to   the  provisions  of  the   certificate of
incorporation and the provisions of the General Corporation Law, the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the stockholders.
      I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Bylaws of MRCDROM.COM, INC.., a Delaware corporation, as in effect on the date hereof.
     WITNESS my hand and the seal of the corporation.

Dated:

















_____________________________________ Secretary of
mrcdrom.com,inc.




 (SEAL)




City of Dover, County of Kent March ___, 1997




EXHIBIT 5.0









August 25, 1997


mrcdrom.com, inc.
2415 Midway, Suite 115

Carrollton, Texas  75006

Dear Sir/Madam:

At your request, I have examined the Registration Statement S-1 that you have filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to 3,000,000 shares of the Common Stock, $0.01 par value, of mrcdrom.com, inc. (the "Shares"). I am familiar with the proceedings taken and to be taken by you in connection with the authorization, issuance and sale of the Shares.

Based upon the foregoing, it is my opinion that the Shares, upon the issuance or transfer and sale thereof in the manner referred to in said Registration Statement, will constitute legally and validly issued and outstanding shares of Common Stock of mrcdrom.com, inc., fully paid and nonassessable.
I consent to the use of this opinion as an exhibit to said Registration Statement and to the use of my name in said
Registration Statement and to references to my name in the prospectus incorporated therein.

Sincerely,



Jeanette P. Fitzgerald, Esq.
Attorney-At-Law









EXHIBIT 10.0

                        MRCDROM.COM, inc.
                1997 Stock Option Incentive Plan


      1.    PURPOSES.   The  principal purposes of
the  1997  Stock  Option
Incentive Plan (the "Plan") are to provide long-term incentives in the form of stock options to those persons with significant responsibility for the success and growth of mrcdrom.com, inc. and its subsidiaries, affiliates, divisions and other businesses in which it has a substantial financial interest, to assist the Company in attracting and retaining key employees on a competitive basis, and to associate the interests of such employees with those of mrcdrom.com, inc. `s shareholders.

     2.   DEFINITIONS.  Unless the context clearly
indicates otherwise, the
following terms, when used in this Plan, shall have the meanings set  forth below:
           (a) "Common Stock" or "Stock" means mrcdrom.com Common Stock, par value $.001 per share.
          (b) "Committee" means the Compensation Committee of the Board of Directors of mrcdrom.com, as appointed from time to time by the Board, consisting of two or more outside, disinterested members of the Board.
           (c)   "Company"  means  mrcdrom.com, its
           divisions,  direct  and
     indirect subsidiaries, affiliates and other businesses with which it has a substantial financial interest.
          (d) "Fair Market Value" means an amount equal to the mean of the high and low sales prices for Common Stock as reported on the composite tape for securities listed on the NASDAQ Exchange, on the date in question or if not quoted on NASDAQ or other  exchange
     as determined by the Committee(or, if no sales of Stock were made on said Exchange on such date, on the next preceding day on which sales were made on such Exchange), carried out to four decimal places.
           (e)  "Grant Date" means the date an Option
is granted under  the Plan.
The date of grant of an Option shall be the date as of  which the Committee determines that such Option shall become
effective.
           (f) "Option" or "Stock Option" means a right granted under the Plan to purchase a share of mrcdrom.com Common Stock at a fixed price for a specified period of time.
           (g) "Option Exercise Price" means the price at which a share of Common Stock covered by an Option granted hereunder may be purchased.
          (h)  "Optionee" means an eligible employee of the
          Company who has
     received a Stock Option granted under the Plan. (i)
            "mrcdrom.com"  means  mrcdrom.com,
     inc.,   a   Delaware corporation.
           (j)   "Retirement"  means termination
     from employment by the Company for reasons other than death after the employee has fulfilled the requirements for either a normal, early or disability retirement pension, as defined under the Company's retirement program applicable to such employee at the date of termination of employment.
           (k) "Totally Disabled" shall have the meaning set forth in the Company's long-term disability program applicable to U.S.
     salaried employees.

      3.    ADMINISTRATION OF THE PLAN.  The Plan
shall be administered  by
the Committee, which shall have all the powers vested in it by the terms of the Plan, including, but not limited to, authority to determine the persons to be granted Options under the Plan, to determine the size and applicable terms and conditions of grants to be made to such persons, to determine the time when
Options will be granted and any conditions which must be satisfied by employees before an award is made, to amend the exercise price of previously granted options under the plan, to determine when Options may be exercised and whether they may be deferred, to determine whether an award should be reduced or eliminated, and to authorize grants to eligible persons.

            The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan as the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee concerning any matter arising under or with respect to the Plan or any Options granted hereunder shall be final, binding and conclusive on all parties concerned, including, without limitation, Optionees, the Company, its employees, mrcdrom.com and its shareholders.
      4.   ELIGIBILITY.  All Company employees on a
Grant Date are eligible
to be granted Options under the Plan. Notwithstanding the foregoing, no employee may be granted Options which, if exercised in the aggregate, would result in that employee receiving more than 10% of the maximum number of shares available for issuance under the Plan unless their exercise price is equivalent to 110% of the Fair Market Value of the Common Stock on the date of Grant or as later amended by the Committee.

     5. AWARDS. Stock Options will be granted in amounts determined from time to time by the Committee. All Options
granted under the Plan shall be evidenced   by  agreements
containing  such
terms  and  conditions   (not inconsistent with the
Plan) as the Committee may determine, subject to  the following:
           (a) Option Exercise Price. The Option Exercise Price shall be equal to the Fair Market Value of a share of Common Stock on the Grant Date unless the Optionee shall be granted more than 10% of the maximum number of shares available for issuance under the Plan in which case the exercise price shall be equivalent to 110% of the Fair Market Value of the Common Stock on the date of Grant or as later amended by the Committee..
           (b)   Term.  Unless terminated earlier in accordance
with  their
          terms,  Options will expire on the 10th year
     after the date  of  their grant.
           (c)   Exercisability.  Options shall vest and become
exercisable
     on terms as set out in the option grant. Once exercisable, Options may be exercised until the
     expiration of their  term.   Fractional Options  may  not
     be exercised and no fractional shares shall be purchasable or deliverable under the Plan.
           (d)   Termination  of  Employment, Death, Total
Disability  or
     Retirement.   All  options shall automatically
     expire  upon,  and  no Option  may  be
     exercised after, the termination of the Optionee's employment with the Company,
provided,  however,  that                                    if
such termination occurs by reason of the Optionee's
          death, Total Disability or  Retirement,  then
     the Optionee's designated beneficiary (or, if none, his or her legal representative), in the event of death, or the Optionee, in the event of Retirement or Total Disability, shall be vested with and have the right to exercise that portion of the Options which is in proportion to the Optionee's active service  during  the vesting
     period.  Such Options may be exercised during          the
     remaining term of the Options.
           (e)   Buy-out  of Option Gains.  The
Committee  shall  have  the
     right, at any time, in its sole discretion and without the consent of the holder thereof, to cancel a Stock Option and
     pay to the holder the excess       of the Fair Market Valued
     of the shares
     covered by such Option over the Option Exercise Price for such Option as of the date the Committee provides written notice of its intention to exercise this right. Payments of buy-out amounts may be made in cash, in shares of Common Stock, or partly in cash and partly in Common Stock, as the Committee deems advisable. Payments of any such buy-out amounts shall be made net of any applicable foreign, federal (including FICA), state and local withholding taxes.
           (f)  Misconduct.  In the event that an Optionee has
     (i) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company,
     (ii) breached any contract with or violated any fiduciary obligation to the Company, (iii) engaged in unlawful trading in the securities of mrcdrom.com or of another company based on information gained as a result of that Optionee's employment with the Company, or (iv) committed a felony or other serious crime, then that Optionee may, at the option of the Company, forfeit all rights to any unexercised Options granted under the Plan and in such event all of that Optionee's outstanding Options shall automatically terminate and lapse.
            (g)   Assignment  or  Transfer.   Unless the
     Committee shall specifically determine otherwise, during an Optionee's lifetime, his or her Options shall not be transferable and shall only be exercisable by the Optionee and any purported transfer shall be null and void. No Option, nor any rights or interests therein, shall be assignable or transferable except by will or the laws of descent and distribution.
      6.   FOREIGN EMPLOYEES.  Without amending the
Plan, the Committee may grant Options to eligible employees who are foreign nationals on such terms and conditions different from
those specified in this Plan as may          in  the judgment  of
the Committee be
necessary or desirable to foster and  promote achievement
of  the  purposes of the Plan, and, in
furtherance, of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company operates or has employees.
      7.    EXERCISING OPTIONS.  To exercise an
Option, the holder  thereof
shall  give  notice  of his or her exercise to
mrcdrom.com  or  its  agent, specifying  the  number
of shares of Common Stock to be purchased and identifying the specific Options that are being exercised. From time to time the Committee may establish procedures relating to effecting such exercises. An Option is exercisable during an Optionee's lifetime only by the Optionee, provided, however, that in the event the Optionee is incapacitated and unable to exercise Options, such Options may be exercised by such Optionee's legal guardian, legal representative, fiduciary or other representative whom the Committee deems appropriate based on applicable facts and circumstances.
      8.   PAYMENT OF OPTION EXERCISE PRICE.  The
Option Exercise Price for the Options being exercised must be paid in full at time of issuance of the Common Stock. Payment may be by means of cash, or at the sole discretion of the Company,
marketable securities or a note.   In addition, in  order  to
enable the Company to meet any applicable foreign, federal (including FICA), state and local withholding tax requirements, an Optionee shall also be required to pay the amount of tax to be withheld at the time of exercise.
No share of Stock will be delivered to any Optionee until all such amounts have been paid. The obligation of mrcdrom.com to deliver cash or Common Stock shall be subject to currency or other restrictions imposed by any government.

           9.    SHARES  OF STOCK SUBJECT TO THE PLAN.
The shares that  may  be
delivered or purchased under the Plan shall not exceed an aggregate of 500,000 shares of Common Stock, subject to any adjustments which may be made pursuant to Section 10 hereof. Shares of Stock used for purposes of the Plan may be either shares of authorized but unissued Common Stock or treasury shares or both. Stock covered by Options which have terminated or expired prior to exercise or have been surrendered or canceled shall be available for further option hereunder.

      10.  DILUTION AND OTHER ADJUSTMENTS.   In the event of any
change in the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, such equitable adjustments may be made in the Plan and the Options granted hereunder as the Committee determines are necessary or appropriate, including, if necessary, an adjustment in the number of shares and Option Exercise Prices per share applicable to Options then outstanding and in the number of shares which are reserved for issuance under the Plan. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

      11.   REGISTRATION, LISTING AND QUALIFICATION
OF SHARES.  Each Option
shall be subject to the requirement that if at any time the registration, listing or qualification of the shares covered thereby upon any securities exchange or under any foreign, federal, state or local law, or the consent or approval of any governmental regulatory body, is determined to be necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares thereunder, no such Option may be delivered or exercised, as the case may be, unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any person exercising an Option shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

      12. NO RIGHTS TO OPTIONS OR EMPLOYMENT. No employee or other person shall have any claim or right to be granted an Option under the Plan. Having received an Option under the Plan shall not give an employee any right to receive any other grant under the Plan. An Optionee shall have no rights to or interest in any Option except as set forth herein or in the terms and conditions of the Options. Neither the Plan nor any action take hereunder shall be construed as giving any employee any right to be retained in the employ of the Company.

      13. RIGHTS AS SHAREHOLDER. An Optionee under the Plan shall have no rights as a holder of Common Stock with respect to Options granted hereunder, unless and until certificates for shares of Common Stock are issued to such Optionee.

      14.   COSTS  AND EXPENSES.  Except as provided
in Sections  5  and  8
hereof with respect to taxes, the costs and expenses of administering the Plan shall be borne by mrcdrom.com and shall not be charged to any grant nor to any employee receiving a grant.

     15. PLAN UNFUNDED. The Plan shall be unfunded. Except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, mrcdrom.com shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the delivery of mrcdrom.com Common Stock upon exercise of any Option granted under the Plan.

     16. AMENDMENTS. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under the Plan. With the consent of affected Optionees, the Committee may amend outstanding agreements evidencing awards under the Plan in a manner not inconsistent with the terms of the Plan.

            17.  OTHER ACTIONS.  This Plan shall not
restrict the authority of the Committee or of mrcdrom.com, for proper corporate purposes, to grant or assume stock options, other than under the Plan, to or with respect to any employee or other person.
             18.  GOVERNING LAW.  This Plan shall be
governed by and construed  in
accordance with the laws of the State of Texas.

           19.  EFFECTIVENESS OF THE PLAN.  This Plan
shall become effective  on
March 28, 1997 subject to approval by shareholders at the next annual meeting.





EXHIBIT 10.1

                        MRCDROM.COM, inc.
                1997 Directors' Stock Option Plan


      1.    PURPOSES.   The  principal purposes of
the  1997  Stock  Option
Incentive Plan (the "Plan") are to provide long-term incentives in the form of stock options to those persons with significant responsibility for the success and growth of mrcdrom.com, inc. and its subsidiaries, affiliates, divisions and other businesses in which it has a substantial financial interest, to assist the Company in attracting and retaining key employees on a competitive basis, and to associate the interests of such employees with those of mrcdrom.com, inc. `s shareholders.

     2.   DEFINITIONS.  Unless the context clearly
indicates otherwise, the
following terms, when used in this Plan, shall have the meanings set  forth below:
           (a) "Common Stock" or "Stock" means mrcdrom.com Common Stock, par value $.001 per share.
          (b) "Committee" means the Compensation Committee of the Board of Directors of mrcdrom.com, as appointed from time to time by the Board, consisting of two or more members of the Board who are also employees of the Company.
           (c) "Company" means mrcdrom.com, its divisions, direct and indirect subsidiaries, affiliates and other businesses with which it has a substantial financial interest.
          (d) "Fair Market Value" means an amount equal to the mean of the high and low sales prices for Common Stock as reported on the composite tape for securities listed on the NASDAQ Exchange, on the date in question or if not quoted on NASDAQ or other  exchange
     as determined by the Committee(or, if no sales of Stock were made on said Exchange on such date, on the next preceding day on which sales were made on such Exchange), carried out to four decimal places.
           (e)  "Grant Date" means the date an Option
is granted under  the Plan.
The date of grant of an Option shall be the date as of  which the Committee determines that such Option shall become
effective.
           (f) "Option" or "Stock Option" means a right granted under the Plan to purchase a share of mrcdrom.com Common Stock at a fixed price for a specified period of time.
           (g) "Option Exercise Price" means the price at which a share of Common Stock covered by an Option granted hereunder may be purchased.
          (h)  "Optionee" means an eligible employee of the
          Company who has
     received a Stock Option granted under the Plan. (i)
            "mrcdrom.com"  means  mrcdrom.com,
     inc.,   a   Delaware corporation.
           (j)   "Retirement"  means termination
     from employment by the Company for reasons other than death after the employee has fulfilled the requirements for either a normal, early or disability retirement pension, as defined under the Company's retirement program applicable to such employee at the date of termination of employment.
           (k) "Totally Disabled" shall have the meaning set forth in the Company's long-term disability program applicable to U.S.
     salaried employees.

      3.    ADMINISTRATION OF THE PLAN.  The Plan
shall be administered  by
the Committee, which shall have all the powers vested in it by the terms of the Plan, including, but not limited to, authority to determine the persons to be granted Options under the Plan, to determine the size and applicable terms and conditions of grants to be made to such persons, to determine the time when
Options will be granted and any conditions which must be satisfied by employees before an award is made, to amend the exercise price of previously granted options under the plan, to determine when Options may be exercised and whether they may be deferred, to determine whether an award should be reduced or eliminated, and to authorize grants to eligible persons.

      The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan as the Committee deems necessary or advisable. The Committee's interpretations of the
Plan, and all actions taken and determinations made by the Committee concerning any matter arising under or with respect to the Plan or any Options granted hereunder shall be final,
binding and conclusive        on  all parties  concerned,
including,
without limitation, Optionees, the Company, its employees, mrcdrom.com and its shareholders.
      4.   ELIGIBILITY.  All Company non-employee
directors for the initial
grant and who have served at least six-months for anny additional
grants on a   Grant  Date  are eligible  to  be  granted  Options
under the Plan. Notwithstanding the foregoing, no employee may be granted Options which, if exercised in the aggregate, would result in that employee receiving more than 10% of the maximum number of shares available for issuance under the Plan unless their exercise price is equivalent to 110% of the Fair Market Value of the Common Stock on the date of Grant or as later amended by the Committee.

      5.   AWARDS.  Stock Options will be granted
annually in March of each
year in amounts of 1,000 after the initial 5,000 grant or as determined from time to time by the Committee. All Options granted under the Plan shall be evidenced by agreements containing such terms and conditions (not inconsistent with the
Plan) as the Committee may determine, subject to  the following:
           (a) Option Exercise Price. The Option Exercise Price shall be equal to the Fair Market Value of a share of Common Stock on the Grant Date unless the Optionee shall be granted more than 10% of the maximum number of shares available for issuance under the Plan in which case the exercise price shall be equivalent to 110% of the Fair Market Value of the Common Stock on the date of Grant or as later amended by the Committee..
           (b)   Term.  Unless terminated earlier in
accordance with  their
          terms,  Options will expire on the 10th year
     after the date  of  their grant.
           (c)   Exercisability.  Options shall vest
and become exercisable
     on terms as set out in the option grant. Once exercisable, Options may be exercised until the
     expiration of their  term.   Fractional Options  may  not
     be exercised and no fractional shares shall be purchasable or deliverable under the Plan.
           (d)   Termination  of  Employment, Death,
Total  Disability  or
     Retirement.   All  options shall automatically expire  upon,
     and  no Option  may  be
     exercised after, the termination of the Optionee's employment with the Company,
provided,  however,  that                                    if
such termination occurs by reason of the Optionee's
          death, Total Disability or  Retirement,  then
     the Optionee's designated beneficiary (or, if none, his or her legal representative), in the event of death, or the Optionee, in the event of Retirement or Total Disability, shall be vested with and have the right to exercise that portion of the Options which is in proportion to the Optionee's active service during the vesting period.
     Such Options may be exercised during  the  remaining term of the Options.
           (e)   Buy-out  of Option Gains.  The
Committee  shall  have  the
     right, at any time, in its sole discretion and without the consent of the holder thereof, to cancel a Stock Option and pay to the holder the excess of the Fair Market Valued of the shares covered by such Option over the Option Exercise Price for such Option as of the date the Committee provides written notice of its intention to exercise this right. Payments of buy-out amounts may be made in cash, in shares of Common Stock, or partly in cash and partly in Common Stock, as the Committee deems advisable. Payments of any such buy-out amounts shall be made net of any applicable foreign, federal (including FICA), state and local withholding taxes.
           (f)  Misconduct.  In the event that an Optionee has
     (i) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company, (ii) breached any contract with or violated any fiduciary obligation to the Company,
     (iii) engaged in unlawful trading in the securities of mrcdrom.com or of another company based on information gained as a result of that Optionee's employment with the Company, or (iv) committed a felony or other serious crime, then that Optionee may, at the option of the
     Company, forfeit all rights to any unexercised Options granted under the Plan and in such event all of that Optionee's outstanding Options shall automatically terminate and lapse.
            (g)   Assignment  or  Transfer.   Unless the
     Committee shall specifically determine otherwise, during an Optionee's lifetime, his or her Options shall not be transferable and shall only be exercisable by the Optionee and any purported transfer shall be null and void. No Option, nor any rights or interests therein, shall be assignable or transferable except by will or the laws of descent and distribution.
      6.   FOREIGN EMPLOYEES.  Without amending the
Plan, the Committee may grant Options to eligible employees who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance, of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company operates or has employees.
      7.    EXERCISING OPTIONS.  To exercise an
Option, the holder  thereof
shall give notice of his or her exercise to mrcdrom.com or its agent, specifying the number of shares of Common Stock to be purchased and identifying the specific Options that are being exercised. From time to time the Committee may establish procedures relating to effecting such exercises. An Option is exercisable during an Optionee's lifetime only by the Optionee, provided, however, that in the event the Optionee is incapacitated and unable to exercise Options, such Options may be exercised by such Optionee's legal guardian, legal representative, fiduciary or other representative whom the Committee deems appropriate based on applicable facts and circumstances.

      8.   PAYMENT OF OPTION EXERCISE PRICE.  The
Option Exercise Price for the Options being exercised must be paid in full at time of issuance of the Common Stock. Payment may be by means of cash, or at the sole discretion of the Company,
marketable securities or a note.   In addition, in  order  to
enable the Company to meet any applicable foreign, federal (including FICA), state and local withholding tax requirements, an Optionee shall also be required to pay the amount of tax to be withheld at the time of exercise.
No share of Stock will be delivered to any Optionee until all such amounts have been paid. The obligation of mrcdrom.com to deliver cash or Common Stock shall be subject to currency or other restrictions imposed by any government.

           9.    SHARES  OF STOCK SUBJECT TO THE PLAN.
The shares that  may  be
delivered or purchased under the Plan shall not exceed an aggregate of 500,000 shares of Common Stock, subject to any adjustments which may be made pursuant to Section 10 hereof. Shares of Stock used for purposes of the Plan may be either shares of authorized but unissued Common Stock or treasury shares or both. Stock covered by Options which have terminated or expired prior to exercise or have been surrendered or canceled shall be available for further option hereunder.

      10.  DILUTION AND OTHER ADJUSTMENTS.   In the event of any
change in the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, such equitable adjustments may be made in the Plan and the Options granted hereunder as the Committee determines are necessary or appropriate, including, if necessary, an adjustment in the number of shares and Option Exercise Prices per share applicable to Options then outstanding and in the number of shares which are reserved for issuance under the Plan. Any such adjustment shall be conclusive and binding for all purposes of the Plan.
      11.   REGISTRATION, LISTING AND QUALIFICATION
OF SHARES.  Each Option
shall be subject to the requirement that if at any time the registration, listing or qualification of the shares covered thereby upon any securities exchange or under any foreign, federal, state or local law, or the consent or approval of any governmental regulatory body, is determined to be necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares thereunder, no such Option may be delivered or exercised, as the case may be, unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any person exercising an Option shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

      12. NO RIGHTS TO OPTIONS OR EMPLOYMENT. No employee or other person shall have any claim or right to be granted an Option under the Plan. Having received an Option under the Plan shall not give an employee any right to receive any other grant under the Plan. An
Optionee shall have no rights to or interest in any Option except as set forth herein or in the terms and conditions of the Options. Neither the Plan nor any action take hereunder shall be construed as giving any employee any right to be retained in the employ of the Company.
      13. RIGHTS AS SHAREHOLDER. An Optionee under the Plan shall have no rights as a holder of Common Stock with respect to Options granted hereunder, unless and until certificates for shares of Common Stock are issued to such Optionee.

      14.   COSTS  AND EXPENSES.  Except as provided in Sections
5  and  8
hereof with respect to taxes, the costs and expenses of administering the Plan shall be borne by mrcdrom.com and shall not be charged to any grant nor to any employee receiving a grant.

     15.  PLAN UNFUNDED.  The Plan shall be unfunded.
Except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, mrcdrom.com shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the delivery of mrcdrom.com Common Stock upon exercise of any Option granted under the Plan.

     16. AMENDMENTS. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under the Plan. With the consent of affected Optionees, the Committee may amend outstanding agreements evidencing awards under the Plan in a manner not inconsistent with the terms of the Plan.

     17.  OTHER ACTIONS.  This Plan shall not
restrict the authority of the Committee or of mrcdrom.com, for proper corporate purposes, to grant or assume stock options, other than under the Plan, to or with respect to any employee or other person.

             18.  GOVERNING LAW.  This Plan shall be
governed by and construed  in
accordance with the laws of the State of Texas.

           19.  EFFECTIVENESS OF THE PLAN.  This Plan
shall become effective  on
March 28, 1997 subject to approval by shareholders at the next annual meeting.





EXHIBIT 10.2



                      EMPLOYMENT AGREEMENT


This  is  an EMPLOYMENT AGREEMENT (the "Agreement") dated  as  of
June  1,  1997 but effective as of April 1, 1997 by  and  between
mrcdrom.com,  inc.,  a
Delaware corporation (the  "Corporation"), and Daniel Wettreich
(the "Executive").
                            Recitals
The Executive currently serves as Chairman and CEO of the company. The Company desires the Executive to continue to serve as the Company's Chairman and CEO, and the executive desires to continue to serve the Company as its Chairman and CEO, on the terms and conditions set forth in this Agreement.
NOW THEREFORE, the parties agree as follows:
     1.   Employment
           The  Company hereby employs the Executive as  Chairman
       and         CEO  of the Company, and the Executive hereby
       accepts
       such  employment, upon the terms and
       conditions set  forth herein.

     2.   Duties and Powers

       2.1 Duties The Executive shall serve as Chairman and CEO of the
            Company and perform the duties of Chairman as defined in the Bylaws of the Company in effect on the date of this Agreement. The Chairman shall receive the compensation provided herein notwithstanding any future amendment to the Bylaws of the Company which diminishes or alters the duties of the Chairman of the Company. The Executive shall not be required to devote his entire working time to the business of the Company, and may devote time to other business interests.

       2.2  Chief Officer    The Executive shall report only to
the
            Board of Directors of the Company (or, in the event the Company becomes a direct or indirect subsidiary of any other corporation, to the Board of Directors of the ultimate parent of the Company), and his powers and authority shall be superior to those of any other officer or employee of the Company or of any subsidiary of the company. Subject to the authority of the Board of Directors of the Company, the Executive shall have final responsibility for the conduct of the business and affairs of the Company by and of its subsidiaries, and the presidents and chief executive officers of all subsidiaries of the company shall report to the Executive.

       2.3  Service as Director   If elected, the Executive shall
serve
            as a director of the Company without additional compensation, and shall have the right at any time to serve as a director of any subsidiary of the Company.

     3. Term of AgreementThe initial term of employment under this
      Agreement shall be 5 years commencing effective as of April 1,
      1997 (the "Effective Date") unless sooner terminated pursuant to Section 6 below.

     4. CompensationFor all services rendered by the Executive under this Agreement, the Company shall pay the Executive an annual salary of $50,000 (the "Base Salary") payable in equal monthly installments. Executive shall also receive a cash bonus equal to 5% of the Company's Annual Profits before Taxation payable within 30 days after the Company's financial year end. The Board of Directors of the Company shall from time to time review the compensation to be paid to the executive under this Agreement and shall increase (but not decrease) the compensation in such amounts, if any, as the Board of Directors determines.
5.   Benefits, Expenses, Reimbursement:  etc.
  5.1  Benefit Plans    The Company shall provide the Executive
       with such medical and disability insurance, hospital insurance and group life insurance and other benefits made available to executive level employees of the Company, subject to the terms and conditions of such benefit plans and arrangements. The Company shall pay for the existing Prudential Health Policy covering the Executive.

  5.2  Expenses    The Company shall pay all expenses incurred by
       the Executive in furtherance or in connection with the business of the Company and its subsidiaries and affiliates including, without limitation, all (i) travel and living expenses while away from home on business or at the request and in the service of the Company or its subsidiary or affiliate, and (ii) entertainment expenses, upon submission of appropriate receipts or vouchers and in accordance with the standard expense reimbursement policies of the Company as in effect from time to time. If any such expenses are paid by the Executive, the Company shall reimburse him promptly for those expenses.

  5.3  Vacation    The Executive shall be entitled each year to a
       vacation of four weeks (twenty working days), during which time his compensation shall be paid in full and such holidays and other non-working days as are consistent with the policies of the Company for executive generally. All vacations shall be scheduled so as to cause minimal interference with the operation of the Company. If any untaken vacation days are outstanding at the end of a calendar year, then the Company will pay Executive for such days. If the Executive's employment under this Agreement is terminated pursuant to Section 6, the Executive shall be entitled to payment for all untaken vacation days.

   5.4  Death Benefits   Subject to the provisions of Section
       5.5(B) of this Agreement, in the event of the Executive death during the term of this Agreement, the Company shall pay to such beneficiaries as the Executive shall designate in writing prior to the Executive's death, or if he fails to designate a beneficiary, to the executive's spouse or, if none, to the Executive's estate, and annual benefit equal to $50,000 (the "Death Benefit"). The Death Benefit shall be payable in equal monthly installments for a period of 4 years, commencing on the first day of the next month following the month in which the Executive's death occurs. Payments made pursuant to this Section 4 of this Agreement.

  5.5  Disability

       A. The Executive shall be paid such benefits to which he is entitled under the terms of such long-term disability insurance as the Company has provided under Section
            5.1 of this Agreement. If at any time during the term of this Agreement (i) the Company is not providing the Executive with long-term disability insurance coverage, or (ii) the amount of coverage provided pays benefits less than an annual benefit to age 70 or 80% or more of the Executive's Base Salary plus cash bonuses which the Executive is being paid prior to the commencement of disability benefits, then the Executive Shall be paid the amount specified in Section 5.5(B) of this Agreement.

       B. Subject to the provisions of Section 5.5(A) of this Agreement, if during the term of this Agreement (i) the Executive suffers any illness, disability or incapacity which renders him unable to perform his duties hereunder and such illness, disability or incapacity is deemed by a duly licensed physician (who may be the Executive's person physician) to be permanent, or (ii) the Executive is unable to render services to the Company of the nature required by this Agreement because of illness, disability or incapacity for a period of 90 days, whether or not such days are consecutive, during any year of the term hereof, then the Executive shall continue to render advisory and consulting services as he is able and as may be reasonable required y the Company. The Company shall pay to the Executive compensation (Base Salary plus cash bonuses( in effect at the time the event or condition desired in Section 5.5(B) (i) or
            (ii) (the "Condition") above occur. The Disability Payment shall be paid to the Executive in equal monthly installments until the Executive attains age
            70. Disability Payments shall commence on the first day of the month following the month in which the Condition occurs and shall be made even if the Executive is unable to render any services to the Company.

       C. In the event the Executive's death during the period in which Disability Payments are to be paid, the Company shall pay any remaining Disability Payments due pursuant to Section 5.5(B) to such beneficiaries as the Executive designates in writing before his death, or upon his failure to designate a beneficiary, to his surviving spouse or, if none, then to the Executive's estate. Such payment shall be paid in lieu of any and all payments provided for in Section 4 and 5.4 of this Agreement.

6. Termination The Executive's employment hereunder may be terminated only under the following circumstances:

  6.1  Cause  The Company may terminate the Executive's
employment
       hereunder for cause upon not less than five days' prior written notice of such termination. For purposes of this Agreement, the Company shall have "cause": to terminate the Executive's employment hereunder upon (A) the continued failure by the executive to substantially perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or the removal of Executive's office to a location more than 5 miles from its current location), which failure has not been cured (i) within three days after a written demand for substantial performance is delivered to the Executive by the Company that specifically identities the manner in which the Company believes the Executive has not substantially performed his duties (the "Three Day Period"), or (ii) in the event such failure cannot be reasonably cured within the Three Day Period, within 20 days thereafter, provided that the Executive promptly commences and thereafter diligently prosecutes the cure thereof, or (B) the Executive's conviction of any criminal act or fraud with respect to the Company. Notwithstanding the foregoing, the Executives employment may not be terminated for cause unless and until the Company has delivered to the Executive a copy of a resolution duly adopted by the affirmative vote or not less than 80 percent of the entire Board of Directors at a meeting of the Board (of which the Executive was given at least 20 days prior written notice and an opportunity, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive has not substantially performed his duties (which failure shall be described in detail) and such failure has not been cured within the period described in (ii) above. In addition, the Company shall not have cause to terminate the
     Executive's employment hereunder as a result of any event occurring prior to the date hereof and previously disclosed to the Company. The burden of establishing cause shall be upon the Company.
6.2  Termination by the Executive    The Executive may terminate
     his employment hereunder for "good reason" upon not less than five days' prior written notice to the Company. For purposes of this Agreement, "good reason" shall mean the continued failure by the Company to perform its obligations under this Agreement (including any material change by the Company in the duties, responsibilities and powers of the Executive as set forth herein or the removal of the Executive's office to a location more than 5 miles from its current location) which failure has not been cured (i) within three days after a written demand for performance is delivered to the Company by the Executive that specifically identifies the manner in which the Executive believes the Company has not performed its obligation (the "Three Day Period"), or (ii) in the event such failure cannot be reasonable cured within the Three Day Period, within twenty
     (20) days thereafter provided that the Company promptly commences and thereafter diligently prosecutes the cure thereof. If the Executive terminates his employment under Clause 6.2 then he shall be paid a cash sum in accordance with Clause 6.3.C.

6.3  Change in Control

        A. The Executive may terminate his employment under this
          Agreement at any time for "good reason" (as defined below) after the date of a Change in Control (as defined below) of the Company, Company to include Change of Control of the parent of the Company.

        B. A "Change in Control" of the Company shall be deemed to have occurred if:
             (1)  any "person" (as such term is used in Sections
13(d) and
14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") as in effect on the date hereof) other than the Executive or his family interests becomes the beneficial owner, directly or indirectly, of common stock of the Company representing 30% or more of the Company's then issued and outstanding common stock; or

             (2) individuals who constitute the Company's Board of Directors on the Date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objecting to such nomination) shall be, for purposes of this clause, considered as though such person were a member of the Incumbent Board. For purposes of this Section 6.2(a), "good reason" shall mean a determination solely be the Employee, in good faith, that as a result of the change of control of the company he may be adversely affected (i) in carrying out his duties and powers in the fashion he previously enjoyed or (ii) in his future prospects with the Company.

     C.   If the Executive terminates his employment after a
Change of
          Control of the Company, he shall notify the Company in
writing of
          the effective date of the termination (the "Termination
Date") and
          he shall be paid (i) the Base salary and any bonuses
payable
            to the Executive under this Agreement through the termination Date, or (ii) an amount equal to the product of (a) the annual Base Salary and bonus paid to the Executive during the year preceding the Termination Date, multiplied by (b) five whichever of
            (i) or (ii) is more.  The amount payable under this
            Section 6.3(C) shall be paid in a lump sum on or before the fifth day following the Termination Date.
7.   Interest and Counsel Fees
  7.1  Interest    All amounts payable to the Executive under
this
       Agreement shall be due and payable at the time specified herein and any payment which is not made within five days of the date of written demand shall be made with interest on the amount due from the due date until paid in full at an annual rate equal to 2% over the prime or base rate of interest generally offered or charged by Citibank, N.A. to its commercial customers for shortterm unsecured loans, as in effect from time to time during the period from such due date until the date such payment is made.

  7.2   Counsel Fees    The Company irrevocably authorizes the
       Executive from time to time to retain counsel of his choice at the expense of the Company to represent the Executive in connection with the Executive's initiation or defense of any litigation, arbitration or other legal action relating to this Agreement or any provision hereof (whether such action is by or against the Company or any director, officer, stockholder or other person affiliated with the Company, or in any jurisdiction). Notwithstanding any existing or prior attorneyclient relationship between the Company and such counsel, the Company irrevocably consents to the executive entering into any attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. The reasonable fees and expenses of counsel selected by the Executive shall be paid or reimbursed to the Executive by the Company on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with its customary practices. Notwithstanding the preceding, if it should be finally determined by judgment or order of a court of competent jurisdiction (the time for the appeal of which judgment or order shall have expired), that the Executive has not prevailed in any such litigation, arbitration or other legal action, the Executive shall promptly return to the Company, upon its demand, any amounts so advanced in connection with such action together with interest thereof at the rate provided in Section 7.1 above.

8.   No Conflicting Commitments

  8.1 Representation and WarrantyThe Executive represents and warrants that he has no commitments or obligations of any kind whatsoever inconsistent with this Agreement and is under no disability of any kind whatsoever which would impair, infringe upon or limit Executive's ability to enter this Agreement or to perform the services required hereunder.

8.2 Indemnification The Executive agrees to indemnify and hold the Company harmless against any claim or other actions asserted against the Company based upon circumstances in which it is alluded that the Executive has breached the warranty set forth in Section 8.1.

9.    Governing Law    This Agreement has been executed  and
  delivered in the State of Texas, and shall in all respects be interpreted, construed, and governed by and in accordance with the law of the State of Texas. Except as otherwise herein provided, all actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to, or from this Agreement shall be litigated exclusively and only in courts having situs within the State of Texas, and the parties hereby consent and submit to the jurisdiction of any state or federal court located in the State of Texas. Notwithstanding the preceding, the Executive, at his sole and exclusive option, exercisable by written notice given to the company at any time, may elect to submit any dispute arising under this Agreement to resolution by arbitration held in Dallas County, Texas in accordance with the rules of the American Arbitration Association.
     10. NoticesAll notices hereunder shall be in writing and personally delivered or mailed by registered or certified mail, return receipt requested, to the following address:

               If to the Company:
               2415 Midway Rd.
               Suite 121
               Carrollton, Texas  75006

               If to the Executive:

               Danny Wettreich
               17770 Preston Road
               Dallas, Texas  75252

The Company or the Executive may hereafter designate another address to the other in writing for purposes or notices under this Agreement.

     11. WaiversAny waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute a continuing waiver of such provision, or waiver of any other violation of , breach of or default under any other provision of this Agreement.

     12.  Assignability    This Agreement shall not be
assignable by
       the Company without the written consent of Executive, except that if the Company shall merge or consolidate with or into, transfer substantially all of its assets to, another corporation or other form of business organization, this Agreement shall be binding on the Executive and be for the benefit of and binding upon the successor of the Company resulting from such merger consolidation or transfer without Executive's consent, unless this Agreement is terminated pursuant to Section 6.3(C). Executive may not assign, pledge, or encumber any interest in this Agreement or any part thereof without the express written consent of the Company, this Agreement
       being      personel      to      Executive.
     13.   Severabilty       Each  provision  of  this
Agreement
       constitutes a separate and distinct undertaking convenant and/or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect, and in substitution for any such provision held unlawful, there shall be substituted a provision of similar import reflecting the original intent of the parties hereto to the extent permissible under the law.
           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first set forth above written mrcdrom.com, inc.
                                                         By:
______________________________
                                   Jeanette Fitzgerald Director



______________________________
                                   Danny Wettreich

EXHIBIT 10.3

                           ASSIGNMENT


       THIS ASSIGNMENT is made and delivered by MAXMEDIA DISTRIBUTING, INC., a Florida corporation, CAMELOT CORPORATION, a Colorado corporation, Mr. CD-ROM Stores, Inc., a Delaware corporation(collectively the "Seller") to mrcdrom.com, inc., a Delaware corporation located at 2415 Midway, Suite 115, Carrollton, Texas 75006 (the "Buyer").
     For good and valuable consideration, the receipt of which is hereby acknowledged, Seller does hereby grant, sell, transfer, assign, and deliver to Buyer its successors and assigns, all right, title, and interest of every kind and character throughout the world (including but not limited to all goodwill, copyrights,
moral         rights,  trade secret rights, patent  rights,  and
other
proprietary rights) in the following work "Mr CD ROM" (the "Work") with a U.S. Trademark and Patent Office registration number of 1870154 registered on December 27, 1994 .

     Seller represents and warrants to Buyer that Seller has full right, power and authority to make this Assignment of the Work to
Buyer      in the  manner  set  forth  above,  and  that  Seller
is
transferring to Buyer good and marketable title to the Work, free
and clear                     of all liens, security interests,
claims,  interests, options,
encumbrances, or indebtedness of any kind.

      Seller agrees to indemnify, defend and hold Buyer harmless against any and all actions, suits, losses, liabilities, damages, deficiencies, claims, demands, costs and expenses (including attorney's fees and costs of investigation) that may arise out of any breach of the foregoing warranty or any nonfulfillment of this Assignment by Seller.

      IN WITNESS WHEREOF, Seller has executed this Assignment as of the 1st day of April, 1997.

Maxmedia Distributing, Inc.


By:_____________________________________
Its: CEO

Camelot Corporation


By:_____________________________________
Its: CEO
Mr. CD-ROM Stores, Inc.



By:_____________________________________
Its: CEO



mrcdrom.com, inc.

By:_____________________________________
Its: President

EXHIBIT 10.4

                 MRCDROM.COM, INC. MANAGEMENT AGREEMENT
Agreement made this 1st day of April, 1997, by and between MRCDROM.COM, INC., a Delaware corporation, (hereinafter referred to as "mrcdrom.com"), and CAMELOT CORPORATION, a Colorado corporation (hereinafter referred to as "Camelot").
In consideration of the mutual premises herein contained, the parties hereto agree as follows:

                            RECITALS

   It  is the desire of mrcdrom.com to engage the services  of
Camelot  to act as Agent for and perform management services  for
mrcdrom.com  in  the  areas  of  accounting,   overall  corporate
planning and strategy as an independent contractor;

 It  is   the desire of mrcdrom.com to rent office warehouse and
office space from Camelot;

      It is the desire of Camelot to provide such services and to consult with the Board of Directors, the officers of mrcdrom.com, and the administrative staff of mrcdrom.com and provide warehouse and office space on the terms set out below.


                            AGREEMENT


Services

 Camelot shall act as Agent and shall make itself available to consult with the Board of Directors, the officers of mrcdrom.com, and the department heads of the administrative staff, at reasonable times, concerning all matters pertaining to accounting and overall corporate planning and strategy of mrcdrom.com.

Rent

      Camelot shall lease to mrcdrom.com the space known as  2415
Midway, Suite 115 constituting approximately 5,000 square feet for use by mrcdrom.com.

Confidentiality

       Camelot  acknowledges  that  it  may  be  made  aware   of
confidential information regarding mrcdrom.com, and warrants not to disclose such information to any third parties.

Compensation

      Camelot shall receive monthly in arrears from mrcdrom.com a sum for the performance of the services to be rendered to mrcdrom.com pursuant to the terms of this agreement which shall be Five Thousand ($5,000) dollars per month. Camelot shall also receive reasonable itemized out-of-pocket expenses relating to the provision of services. Camelot shall also receive the proportion of taxes, maintenance fee and common area fees as deemed appropriate. Further the fees related to the rental of warehouse and office space are subject to annual adjustment as appropriate.
Non-exclusivity
     Camelot may represent, perform services for, and be employed by such additional clients, persons, or companies as Camelot, in its sole discretion, sees fit.
Renewal
      This Agreement shall be automatically renewed each month. Either party may terminate the agreement by giving thirty days prior written notice.
                          MISCELLANEOUS

Remedies

   If any action at law or equity is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which he may be entitled.

Parties Bound

   This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this agreement.

Legal Construction

   In case any one or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof, and this agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.


Prior Agreements Superseded

      This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter.

Governing Law

 It is hereby agreed that this Agreement shall be governed and construed according to the laws of the State of Texas and venue shall be in Collin County, Texas.

Notice

      Any  notices  shall  be by facsimile  followed  by  written confirmation, U.S. Mail sent certified return receipt  requested,

or

federal express or comparable next day delivery service to the addresses of  the  parties as listed below  their  names  or  as provided pursuant to this notice provision.

       Executed on the day and year first above mentioned.









                    MRCDROM.COM, INC.
By:__________________________________
     Thomas Watts,
     President
     2415 Midway, Suite 115
     Carrollton, TX  75006


CAMELOT CORPORATION



By:__________________________________
Daniel Wettreich,Chairman and CEO



     17770 Preston Road Dallas, TX  75252



EXHIBIT 24.0











       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this
Registration Statement of our report, dated July 7, 1997, relating to the consolidated financial statements of mrcdrom.com, inc. and subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.

Lane Gorman Trubitt, L.L.P.
Dallas, Texas
September 8, 1997

                          EXHIBIT 24.1
                    (INCLUDED IN EXHIBIT 5.0)